UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2021
Ciner Resources LP
(Exact name of registrant as specified in its charter)

Delaware	001-36062	46-2613366
(State or other jurisdiction	(Commission File Name)	(IRS Employer Identification No.)
of incorporation)

Five Concourse Parkway
Suite 2500
Atlanta, Georgia 30328
(Address of Principal Executive Offices) (Zip Code)
(770) 375-2300
Registrant’s telephone number, including area code
 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partnership interests	CINR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                            Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In February 2021, Ciner Resources LP (the “Partnership”) and Ciner Wyoming LLC (the “Company”) were informed that an event of default (the “Ongoing Event of Default”) arose under the facilities agreement and certain related finance documents, pursuant to which WE Soda Ltd. (“WE Soda”) and Ciner Enterprises Inc. (“Ciner Enterprises”), as borrowers (the “borrowers”), KEW Soda Ltd., as parent, and certain related parties and other beneficial owners of the Partnership and the Company, as original guarantors, are parties (as amended and restated or otherwise modified, the “Facilities Agreement”). In response, the Company sought to amend its existing credit agreements, and the Partnership sought to repay and terminate its existing credit agreement to prevent the possibility of a default (a “Possible Default”) thereunder if the lenders under the Facilities Agreement chose to foreclose on certain equity interests of the Partnership’s and the Company’s beneficial owners (the “Equity Foreclosure Remedy”). The exercise of the Equity Foreclosure Remedy would have resulted in a change of control under the Credit Agreements (as defined below), which is an event of default thereunder and would have provided the lenders under the Credit Agreements certain rights, including declaring the outstanding debt under the Credit Agreements to be immediately due and payable.

Ciner Wyoming Credit Agreement Amendment

On March 5, 2021, the Company entered into a Third Amendment to Credit Agreement (the “Ciner Wyoming Third Amendment”) with PNC Bank, National Association (“PNC”), as administrative agent, swing line lender and a Letter of Credit (“L/C”) issuer, and each of the other lenders listed on the signature pages thereof (collectively, the “Company Lenders”), in which the Ciner Wyoming Third Amendment amends the Credit Agreement, dated as of August 1, 2017 (as amended, the “Ciner Wyoming Credit Agreement”), by and among the Company, PNC and the Company Lenders in order to modify the definition of change of control to prevent a Possible Default that would otherwise occur if the Facilities Agreement lenders exercised their Equity Foreclosure Remedy due to the Ongoing Event of Default.

As a condition to the Ciner Wyoming Third Amendment, the Company is required, within thirty days following the effective date of the Ciner Wyoming Third Amendment, to grant to PNC for the benefit of the Company Lenders a continuing security interest in all of the Company’s right, title and interest in and to all of its personal property, subject to certain exclusions, in order to secure the payment and performance of the Company’s obligations under the Ciner Wyoming Credit Agreement. The Ciner Wyoming Third Amendment also modified the quarterly maintenance of a leverage ratio for certain periods as shown in the table below.

Fiscal Quarter ending	Leverage Ratio
June 30, 2021 and each fiscal quarter ending thereafter	3.00:1.0

Master Loan and Security Agreement Amendment

In connection with the Ongoing Event of Default and the Ciner Wyoming Third Amendment, on March 5, 2021, the Company entered into Amendment Number 002 to the Master Loan and Security Agreement (the “MLSA”), dated as of March 25, 2020, by and between Banc of America Leasing & Capital, LLC, as lender under the Company’s equipment financing arrangement, and the Company (the “MLSA Amendment” and together with the Ciner Wyoming Third Amendment, the “Amendments”) in order to modify the definition of change of control to prevent the Possible Default that would otherwise occur if the Facilities Agreement lenders exercised their Equity Foreclosure Remedy due to the Ongoing Event of Default.

The disclosures of the Amendments set forth in this Item 1.01 do not purport to be complete descriptions of the Amendments and are subject to and qualified in their entirety by reference to the full text of the Ciner Wyoming Third Amendment and the MLSA Amendment, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference in this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

On March 8, 2021, the Partnership terminated the Credit Agreement, dated as of August 1, 2017, by and among Ciner Resources LP, as the borrower, certain subsidiaries of the borrower identified therein, as the guarantors, PNC Bank, National Association, as administrative agent, swing line lender and an l/c issuer, and the other lenders party thereto (as amended, the “Ciner Resources Credit Facility”). A description of the circumstances surrounding the termination is set forth in Item 1.01 above, which description is incorporated by reference into this Item 1.02. The material terms of the Ciner Resources Credit Facility are described in the Partnership’s (i) Current Report on Form 8-K, filed with the SEC on August 1, 2017, (ii) Current Report on Form 8-K, filed with the SEC on March 2, 2020, and (iii) Current Report on Form 8-K, filed with the SEC on July

31, 2020. In connection with the termination of the Ciner Resources Credit Facility, the Partnership repaid in full its obligations thereunder.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth above under Item 1.01 are incorporated herein by reference in this Item 2.03.

Item 8.01. Other Events.

Risk Factors

The Partnership is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as supplemented by its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2020.

The extent to which the COVID-19 pandemic may directly or indirectly impact the future financial condition, results of operations and liquidity of certain members of the Ciner Group, including WE Soda, Ciner Enterprises, Ciner Wyoming Holding Co. (“Ciner Holdings”) and Ciner Resource Partners LLC (our “general partner”), are uncertain and cannot be predicted with confidence, but could have a material adverse effect on our business, financial condition, results of operations and limit our ability to make distributions to unitholders.

The extent to which COVID-19 may directly or indirectly impact the future financial condition, results of operations and liquidity of certain members of the Ciner Group, including WE Soda, Ciner Enterprises, Ciner Holdings and our general partner, will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including, without limitation, the duration of the outbreak, new information that may emerge concerning the severity of the COVID-19 outbreak and government mandated actions, requests or orders taken to contain the spread of COVID-19 or treat its impact. In response to the impact of the COVID-19 pandemic, WE Soda and Ciner Enterprises (collectively, the “FA Borrowers”) and certain other guarantors under the Facilities Agreement, including Ciner Holdings, the sole member of our general partner, and Ciner Resources Corporation (“Ciner Corp”), the sole member of Ciner Holdings, entered into the Amendment and Restatement Agreement dated as of July 24, 2020 as further amended on August 31, 2020 and February 11, 2021 (the “Facilities Agreement”). WE Soda is currently experiencing an event of default of the Facilities Agreement. Absent a waiver or amendment under the Facilities Agreement, WE Soda will continue to not be in compliance with the Facilities Agreement, and there is no assurance that such waiver or amendment will be obtained nor do we have any control over the FA Borrowers to undertake any such actions.

Unless the event of default is cured or otherwise resolved in a manner amenable to the lenders under the Facilities Agreement, the lenders can foreclose on the applicable collateral, including Ciner Holdings’ limited partnership interests in us and 100% of the membership interest in Ciner Holdings, which would enable the lenders to own and control our general partner, the entity that controls our management and operation. Although such a change of control would not result in an event of default under the Credit Agreements, such change in ownership or event of default under the Facilities Agreement could, among other consequences, have a material adverse effect on our business, financial condition, results of operations, and limit our ability to make distributions to unitholders.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements other than statements of historical facts included in this Current Report on Form 8-K that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements include all statements that are not historical facts and in some cases may be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “seek,” “anticipate,” “estimate,” “predict,” “forecast,” “project,” “potential,” “continue,” “may,” “will,” “could,” “should” or the negative of these terms or similar expressions. Such statements are based only on the Partnership’s current beliefs, expectations and assumptions regarding the future of the Partnership’s business, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Partnership’s control. The Partnership’s actual results and financial condition may differ materially from those implied or expressed by these forward-looking statements. Consequently, you are cautioned not to place undue reliance on any forward-looking statement because no forward-looking statement can be guaranteed. Factors that could cause the Partnership’s actual results to differ materially from the results contemplated by such forward-looking statements include:

changes in general economic conditions, the Partnership’s ability to make quarterly distributions, changes in the Partnership’s relationships with its customers, including American Natural Soda Ash Corp. (“ANSAC”), the demand for soda ash and the opportunities for the Partnership to increase its volume sold, the development of glass and glass making product alternatives, changes in soda ash prices, operating hazards, unplanned maintenance outages at the Partnership’s production facility, construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures, the effects of government regulation, tax position, and other risks incidental to the mining and processing of trona ore, and shipment of soda ash, the impact of a cybersecurity event, the impact of Ciner Corp’s agreement to exit ANSAC effective as of December 31, 2020, and the impact of the recent COVID-19 pandemic, including the impact of government orders on our employees and operations, resolution or prevention of any event of default experienced by certain members of the Ciner Group or us with respect to certain credit facilities or the rights available to the lenders thereunder with respect to events of default, as well as the other factors discussed in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2020, and subsequent reports filed with the United States Securities and Exchange Commission. All forward-looking statements included in this Current Report on Form 8-K are expressly qualified in their entirety by such cautionary statements. Unless required by law, the Partnership undertakes no duty and does not intend to update the forward-looking statements made herein to reflect new information or events or circumstances occurring after this Current Report on Form 8-K. All forward-looking statements speak only as of the date made.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1

Third Amendment to Credit Agreement, dated as of March 5, 2021, among Ciner Wyoming LLC, as borrower, PNC Bank, National Association, as administrative agent, swing line lender and l/c issuer, and the lenders party thereto.

10.2	Amendment Number 002 to Master Loan and Security Agreement, dated as of March 5, 2021 by and between Banc of America Leasing & Capital, LLC, as lender, and Ciner Wyoming LLC, as borrower.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: March 11, 2021

CINER RESOURCES LP

By:	Ciner Resource Partners LLC, its General Partner

By:	/s/ Marla E. Nicholson
Marla E. Nicholson Vice President, General Counsel and Secretary of Ciner Resource Partners LLC, the registrant’s General Partner